UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2017

Aviragen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Northwinds Parkway, Suite 100 Alpharetta, GA		30009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 221-3350

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 26, 2017, The NASDAQ Stock Market LLC (“Nasdaq”) notified Aviragen Therapeutics, Inc. (the “Company”) that, while the Company had not regained compliance with the minimum bid price requirement, it was eligible for an additional 180-day grace period, or until March 26, 2018, to regain compliance with the $1.00 per share minimum bid price requirement.

As previously reported, on March 28, 2017, the Company received a letter from the staff (the “Staff”) of Nasdaq providing notification that, for the previous 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on the Global Select Market under Nasdaq Listing Rule 5450(a)(1). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until September 25, 2017, to regain compliance with the minimum bid price requirement. On September 19, 2017, the Company received a notification from the Listing Qualifications Department of Nasdaq that its application to transfer its common stock from The Nasdaq Global Select Market (the “Global Select Market”) to The Nasdaq Capital Market (the “Capital Market”) has been approved. At the opening of business on September 21, 2017, trading in the Company’s common stock was transferred to the Capital Market. The Company's common shares will continue to trade on Nasdaq under the symbol "AVIR." This transfer to the Capital Market should not affect the trading of the Company's common stock. The Capital Market is a continuous trading market that operates in substantially the same manner as the Global Select Market, but with less stringent listing requirements.

Nasdaq’s determination to grant an additional 180-day grace period is based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and on the Company’s written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If at any time during this second 180-day grace period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive business days, Nasdaq will provide written confirmation of compliance and this matter will be closed. Under Nasdaq Rule 5810(c)(3)(F), Nasdaq may, in its discretion require the Company to maintain a minimum bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining the Company has demonstrated an ability to maintain long-term compliance. If the Company chooses to implement a reverse stock split, it must complete the split no later than ten business days prior to March 26, 2018 in order to timely regain compliance. If the Company does not regain compliance with the minimum bid price requirement by March 26, 2018, Nasdaq will provide written notification to the Company that the Company’s common stock will be delisted. Upon receipt of such delisting letter, the Company may appeal the Staff’s determination to the Hearings Panel (the “Panel”). If such appeal is made in a timely manner, the Company expects that its stock would remain listed pending the Panel’s decision. At the hearing, the Company will be required to provide a plan to regain compliance. If the Panel decides to continue with delisting of the Company, the Panel’s decision may be appealed to the Nasdaq Listing and Hearing Review Council but such appeal will not stay the delisting process. There can be no assurance that, if the Company does appeal any delisting determination, any such appeal would be successful. The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules.

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of U.S. federal securities law, including the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “believes,” “intends,” “expects,” “plans,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will meet the bid price requirement during any compliance period or in the future, or otherwise meet Nasdaq continued listing standards, or that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aviragen Therapeutics, Inc.

Date: September 27, 2017	/s/ Joseph M Patti
	Name:	Joseph M Patti
	Title:	Chief Executive Officer and President
(Duly Authorized Officer)